Exhibit 99.1

THE LGL GROUP REPORTS SECOND QUARTER 2020 RESULTS

ORLANDO, FL, August 11, 2020 – The LGL Group, Inc. (NYSE American: LGL) (the “Company” or “LGL”), announced its financial results for the three and six months ended June 30, 2020.

•	Revenues of $7.1 million declined (9.9%) compared to Q2 2019 revenues of $7.8 million
•	Operating income of $184,000 in Q2 2020 versus $856,000 for the prior year period
•	Diluted net income of $0.05 per share compared to $0.19 per share for the prior year quarter
•	Order backlog increased to $22.5 million (2.9%) from $21.9 million at December 31, 2019 although it declined (8.1%) from $24.5 million at June 30, 2019
•	Adjusted EBITDA for Q2, 2020 was $343,000 compared to $976,000 for Q2 2019

The Company’s President and Chief Executive Officer, Ivan Arteaga, said “The Company has been successful at minimizing the impact of the COVID-19 pandemic on its results with sales down only 9.9% for the quarter.  The benefit of a business base of high-quality customers and long-tail military orders supporting our backlog and having our India production back in full operation should continue to help minimize COVID-19 impacts on results.”

Commenting on the Company’s Q2 2020 results, Bill Drafts, President and Chief Executive Officer of  LGL’s main operating unit, MtronPTI, stated “It was a challenging quarter but through dedication, determination and team work we delivered solid results and emerged with even closer relationships with our primary customers.”

SECOND QUARTER RESULTS – In 2020, LGL’s second quarter revenues decreased $779,000, or 9.9%, to $7.1 million compared to $7.8 million for the corresponding quarter in 2019. Adjusted EBITDA was $0.3 million in the second quarter of 2020 versus $1.0 million in the second quarter of 2019. The lower sales levels reflect the production interruption from the India operation shut down which resumed limited operations at the beginning of May but has been fully operational since the end of June.  As a result of the COVID-19 pandemic, the Company’s production operations in India were closed for about six weeks during the quarter effecting both revenues and adjusted EBITDA.

EARNINGS PER SHARE – Diluted earnings per share from ongoing operations, during the second quarter were $0.05 per share in 2020 as compared to $0.19 per share in the second quarter of 2019. The decrease was largely attributable to COVID-related interruption at our India operation offset partially by a $0.02 per share increase in investment income compared with 2019.  Weighted average shares outstanding at June 30, 2020 were 5.2 million versus 5.0 million at June 30, 2019.

BALANCE SHEET – LGL’s balance sheet continued to improve in 2020. The balance sheet at Q2 2020 reflects a net cash position, including marketable securities of $22.2 million at June 30, 2020 compared to $18.1 million at December 31, 2019. On May 12, 2020 M-tron Industries, Inc. (“MtronPTI”), and Piezo Technology, Inc. (“PTI”), both operating subsidiaries of the Company, entered into a revolving line of credit (“Line of Credit”) for up to $3.5 million, secured by certain tangible and intangible property of those subsidiaries. The Line of Credit carries an interest rate of the LIBOR 30-day rate plus 2.50% with a floor of 0.50%, matures on May 12, 2022 and had minimal borrowings outstanding ($103,000) at June 30, 2020.  The Company continues to seek opportunities to grow through acquisition both directly and through its investment in the SPAC.

OPERATING STATISTICS – As of June 30, 2020, the Company’s backlog decreased 8.1% to $22.5 million as compared to $24.5 million in the second quarter of 2019.

Our summary operating statistics are as follows:

	Three months ended
	June 30,		Change
(Amounts in millions, except book:bill)	2020	2019	$	%
Bookings (Sales)	$6,999	$11,019	$(4,020)	(36.5%)
Shipments (Revenues)	$7,059	$7,838	$(779)	(9.9%)
Book:Bill	0.992	1.406	(0.414)	(29.5%)
Backlog	$22,495	$24,482	$(1,987)	(8.1%)

	Six months ended
	June 30,		Change
(Amounts in millions, except book:bill)	2020	2019	$	%
Bookings (Sales)	$16,316	$21,446	$(5,130)	(23.9%)
Shipments (Revenues)	$15,677	$14,470	$1,207	8.3%
Book:Bill	1.041	1.482	(0.441)	(29.8%)

About The LGL Group, Inc.

The LGL Group, Inc., through its two principal subsidiaries MtronPTI and PTF, designs, manufactures and markets highly-engineered electronic components used to control the frequency or timing of signals in electronic circuits, and designs high performance frequency and time reference standards that form the basis for timing and synchronization in various applications.

Headquartered in Orlando, Florida, the Company has additional design and manufacturing facilities in Yankton, South Dakota, Wakefield, Massachusetts and Noida, India, with local sales offices in Hong Kong and Austin, Texas.

For more information on the Company and its products and services, contact James Tivy at The LGL Group, Inc., 2525 Shader Rd., Orlando, Florida 32804, (407) 298-2000, or visit www.lglgroup.com and www.mtronpti.com.

Caution Concerning Forward Looking Statements

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to us and our current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and our future financial condition and results. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

###

Contact:

James Tivy

The LGL Group, Inc.

jtivy@lglgroup.com

(407) 298-2000

THE LGL GROUP, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

(Dollars in Thousands, Except Share and Per Share Amounts)

	For the Three Months Ended June 30,
	2020	2019
REVENUES	$7,059	$7,838
Costs and expenses:
Manufacturing cost of sales	4,816	4,706
Engineering, selling and administrative	2,059	2,276
OPERATING INCOME	184	856
Total other (expense) income, net	128	117
INCOME BEFORE INCOME TAXES	312	973
Income tax provision	57	34
NET INCOME	$255	$939

Weighted average number of shares used in basic EPS calculation	5,211,773	4,888,059
BASIC NET INCOME PER COMMON SHARE	$0.05	$0.19
Weighted average number of shares used in diluted EPS calculation	5,245,162	4,972,418
DILUTED NET INCOME PER COMMON SHARE	$0.05	$0.19

	For the Six Months Ended June 30,
	2020	2019
REVENUES	$15,677	$14,470
Costs and expenses:
Manufacturing cost of sales	10,478	8,921
Engineering, selling and administrative	4,355	4,259
OPERATING INCOME	844	1,290
Total other (expense) income, net	(295)	271
INCOME BEFORE INCOME TAXES	549	1,561
Income tax provision	111	40
NET INCOME	$438	$1,521

Weighted average number of shares used in basic EPS calculation	5,132,414	4,857,603
BASIC NET INCOME PER COMMON SHARE	$0.09	$0.31
Weighted average number of shares used in diluted EPS calculation	5,170,740	4,962,110
DILUTED NET INCOME PER COMMON SHARE	$0.08	$0.31

THE LGL GROUP, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(Dollars in Thousands)

	June 30, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$16,639	$12,453
Marketable securities	5,524	5,631
Accounts receivable, net	4,470	4,445
Inventories, net	6,018	6,016
Prepaid expenses and other current assets	266	365
Total Current Assets	32,917	28,910
Property, plant, and equipment, net	2,712	2,831
Equity investment in unconsolidated subsidiary	3,195	3,334
Deferred income taxes, net	3,195	3,307
Intangible assets, net	387	402
Right-of-use lease asset	296	331
Other assets	-	102
Total Assets	$42,702	$39,217
LIABILITIES AND STOCKHOLDERS' EQUITY
Total Current Liabilities	4,007	4,324
Total Stockholders' Equity	38,695	34,893
Total Liabilities and Stockholders' Equity	$42,702	$39,217

Reconciliations of GAAP to Non-GAAP Measures

To supplement our consolidated financial statements presented on a GAAP (generally accepted accounting principles) basis, the Company uses certain non-GAAP measures, including Adjusted EBITDA, which we define as net income adjusted to exclude depreciation and amortization expense, interest income (expense), provision (benefit) for income taxes, stock-based compensation expense, investment income and other items we believe are discrete events which have a significant impact on comparable GAAP measures and could distort an evaluation of our normal operating performance. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and our marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States.

Reconciliation of GAAP Net Income Before Income Taxes to Non-GAAP Adjusted EBITDA:

	For the Three Months Ended June 30,
	2020	2019
(000's, except share and per share amounts)
Net income before income taxes	$312	$973
Interest expense	4	—
Depreciation and amortization	126	121
Non-cash stock compensation	37	6
Investment loss (income)	(236)	(124)
Loss on equity investment in unconsolidated subsidiary	100	—
Adjusted EBITDA	$343	$976

Basic per share information:
Weighted average shares outstanding	5,211,773	4,888,059
Adjusted EBITDA per share	$0.07	$0.20

Diluted per share information:
Weighted average shares outstanding	5,245,162	4,972,418
Adjusted EBITDA per share	$0.07	$0.20

	For the Six Months Ended June 30,
	2020	2019
(000's, except shares and per share amounts)
Net income before income taxes	$549	$1,561
Interest expense (income)	4	(1)
Depreciation and amortization	261	240
Non-cash stock compensation	47	12
Investment loss (income)	57	(270)
Loss on equity investment in unconsolidated subsidiary	139	—
Adjusted EBITDA	$1,057	$1,542

Basic per share information:
Weighted average shares outstanding	5,132,414	4,857,603
Adjusted EBITDA per share	$0.21	$0.32

Diluted per share information:
Weighted average shares outstanding	5,170,740	4,962,110
Adjusted EBITDA per share	$0.20	$0.31